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                                                                 EXHIBIT 10.25.1

                               FIRST AMENDMENT TO
                     CHANGE OF CONTROL TERMINATION AGREEMENT
                     ---------------------------------------

         FIRST AMENDMENT TO CHANGE OF CONTROL TERMINATION AGREEMENT (the "First Amendment"), effective as of the 18th day of March, 1999, between FirstMerit Corporation, an Ohio Corporation (the "Company"), and Sid A. Bostic (the "Employee").

                                R E C I T A L S:

         A. The Company and the Employee entered into a Change of Control Termination Agreement, dated as of February 1, 1998, (the "Termination Agreement") concerning the payment of certain benefits to the Employee upon the occurrence of a Change of Control with respect to the Company. Capitalized terms used herein shall have the meanings ascribed to them in the Termination Agreement unless otherwise specifically indicated in this First Amendment.

         B. Paragraph 12 of the Termination Agreement provides that the Company and the Employee may modify the provisions of the Termination Agreement provided such modifications are contained in a writing signed by the Employee and a duly authorized representative of the Company.

         C. The Company and the Employee desire to amend the Termination Agreement to the change the limitation on benefits that may become payable to the Employee under the Termination Agreement as the result of the occurrence of a Change of Control and the application of Section 280G of the Internal Revenue Code of 1986 (the "Code").

         IN CONSIDERATION OF THE FOREGOING and good and valuable consideration, the receipt of which is hereby acknowledged by both the Company and the Employee, the Company and Employee mutually agree that the Termination Agreement is hereby amended, effective as of March 18, 1999, as follows:

         1. Paragraph 7 of the Termination Agreement is hereby amended in its entirety to read as follows:

                           7. LIMITATION ON BENEFITS. Notwithstanding any provision of this Agreement to the contrary, if the compensation and benefits provided to the Employee pursuant to this Agreement, either alone or with other compensation and benefits received by the Employee from the Company, constitute Parachute Payments, then the compensation and benefits payable pursuant to this Agreement, and under any other employment agreement to which the Employee is party or employee benefit plan or program in which the Employee is participating, shall be reduced if, and only to the extent that, a reduction will allow the Employee to receive a greater Net After Tax Amount than the Employee would receive absent a reduction. The following steps shall be followed in implementing the provisions of this paragraph 7:



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                  (a) The Accountant shall first determine the total amount of the Parachute Payments and the Net After Tax Amount of such Parachute Payments.

                  (b) Next, the Accountant shall determine the amount of the Employee's Reduced Parachute Payments and the Net After Tax Amount of such Reduced Parachute Payments.

                  (c) If the Accountant determines that the Net After Tax Amount of the Reduced Parachute Payments is greater than the Net After Tax Amount of the total Parachute Payments, the Employee shall receive the Reduced Parachute Payments. If the Accountant determines that the Net After Tax Amount of the total Parachute Payments is greater than or equal to the Net After Tax Amount of the Reduced Parachute Payments, the Employee shall receive the total Parachute Payments. If the Accountant determines that the Employee's Parachute Payments should be reduced to an amount equal to the Reduced Parachute Payments, the Company shall give prompt notice to that effect to the Employee with a copy of the Accountant's calculations. The Employee may then elect, in his sole discretion, within ten (10) days after his receipt of such notice, which and how much of the Parachute Payments, including without limitation the compensation and benefits payable pursuant to this Agreement, shall be eliminated or reduced to arrive at the amount of the Reduced Parachute Payments. If the Employee does not make an election within such ten-day period, the Company shall, in its sole discretion, make the election to reduce the Parachute Payments to arrive at the amount of the Reduced Parachute Payments and shall notify the Employee promptly thereof. All determinations made by the Accountant pursuant to this paragraph 7 shall be binding upon the Company and the Employee and shall be made within sixty (60)days after the occurrence of an event which triggers the payment of benefits under paragraph 6 of this Agreement.

                  (d) The following definitions shall apply for purposes of this paragraph 7:

                           (1) "Accountant" means the accounting firm approved
                  by the Company's shareholders as the Company's independent auditor immediately prior to the occurrence of an event which triggers the payment of compensation or benefits under paragraph 6 of this Agreement.



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                           (2) "Parachute Payment" means a payment that is
                  described in Code Section 280G(b)(2) (without regard to whether the aggregate present value of such payment exceeds the limit prescribed in Code Section 280G(b)(2)(A)(ii)). The amount of any Parachute Payment shall be determined in accordance with Code Section 280G and the regulations promulgated thereunder, or, in the absence of final regulations, the proposed regulations promulgated under Code
                  Section 280G.

                           (3) "Net After Tax Amount" means the amount of any
                  Parachute Payments or Reduced Parachute Payments, as applicable, net of the taxes imposed under Code Sections 1, 3101(b) and 4999 and any state or local income taxes applicable to the Employee as in effect on the date of the payment under paragraph 6 of this Agreement. The determination of the Net After Tax Amount shall be made using the highest combined effective rates of the taxes described in the preceding sentence imposed on income of the same character as the Parachute Payments or Reduced Parachute Payments, as applicable, in effect for the year for which the determination is made.

                           (4) "Reduced Parachute Payments" means the largest
                  amount of Parachute Payments that may be paid to the Employee without liability for any excise tax under Code Section 4999.

                  (e) As a result of uncertainty in the application of Code Sections 280G and 4999 at the time that the Accountant makes its determination under this paragraph 7, it is possible that amounts will have been paid or distributed to the Employee under this paragraph 7 that should not have been paid or distributed ("Overpayments") or that additional amounts should be paid or distributed to Employee under this paragraph 7 ("Underpayments"). If the Accountant determines, based on controlling precedent, substantial authority or the assertion of a deficiency by the Internal Revenue Service against the Employee or the Company, which assertion the Accountant believes has a high probability of success, that Overpayments have been made, the Employee shall have an obligation to pay to the Company, upon demand, an amount equal to the sum of the



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         Overpayments plus interest on such Overpayments, at the prime rate of
         FirstMerit Bank, N.A. (or its successor) as such prime rate shall change from time to time (or, if higher, the rate provided in Code
         Section 7872(f)(2)), from the date of the Employee's receipt of such Overpayments until the date of repayment; provided, however, that Employee shall be obligated to repay such Overpayments if, and only to extent that, the repayment would either reduce the amount on which Employee is subject to tax under Code Section 4999 or generate a refund of tax imposed under Section 4999. If the Accountant determines, based upon controlling precedent or substantial authority, that Underpayments have occurred, the Company will pay to the Employee the amount of such Underpayments, with interest calculated on such Underpayments, at the prime rate of FirstMerit Bank, N.A. (or its successor) as such prime rate shall change from time to time (or, if higher, the rate provided in Code Section 7872(f)(2)), from the date such Underpayments should have been paid until actual payment.

         2. Except as expressly modified by the provisions of this First Amendment, the other provisions of the Termination Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company and the Employee have duly executed this First Amendment this 20th day of April, 1999.

                                        FIRSTMERIT CORPORATION

                                        By: /s/ John R. Cochran
                                           -------------------------------------
                                        Its:   Chairman
                                            ------------------------------------

                                        /s/   Sid  A. Bostic
                                        ----------------------------------------
                                        Sid A. Bostic


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